Exhibit 10.1

VI Chip Corporation

Amended and Restated

2007 Stock Option and Incentive Plan

(as Assumed by Vicor Corporation)

SECTION 1.	History; General Purpose of the Plan; Definitions

The name of the plan is the VI Chip Corporation Amended and Restated 2007 Stock Option and Incentive Plan (the “Plan”). The Plan and all outstanding Awards were assumed by Vicor Corporation on June 28, 2019 (the “Assumption Date”), pursuant to the Agreement and Plan of Merger, by and between VI Chip Corporation and Vicor Corporation, executed on June 28, 2019. No new Awards may be granted under the Plan after the Assumption Date.

The purpose of the Plan is to encourage and enable the employees, directors, consultants and other key persons of the Company and its Affiliates upon whose judgment, initiative, and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below, with such definitions reflecting the assumption of the Plan by Vicor Corporation on and after the Assumption Date:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations there under.

“Administrator” is defined in Section 2(a).

“Affiliate” means (1) a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect or (2) a foreign partnership, corporation, firm, joint venture, limited liability company or other entity that, directly or indirectly through one or more intermediaries, is controlled by the Company or its parent, where the term “controlled by” means the possession, direct or indirect, of the power to cause the direction of the management and policies of such entity, whether through ownership of voting interests or voting securities, as the case may be, by contract or otherwise.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, or any combination of the foregoing.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Company” means VI Chip Corporation before the Assumption Date and Vicor Corporation after the Assumption Date.

“Committee” means the Compensation Committee of the Board, with the duties and responsibilities set forth in Section 2(a).

“Director” means a member of the Board.

“Effective Date” means the date on which the Plan was approved by stockholders as set forth in Section 13.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of a share of the Stock as determined in good faith by the Administrator; provided, however, that (i) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, or (ii) if the Stock is admitted to trading on a national securities exchange or the NASDAQ National Market System, the Fair Market Value on any date shall not be less than the closing price reported for the Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding the date for such a sale was reported. The Administrator can substitute a particular time of day or other measure of closing sale price if appropriate because of changes in exchange or market procedures.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Restricted Stock Award” means Awards granted pursuant to Section 6.

“Retirement” means the employee’s termination of employment with the Company and its Affiliates after attainment of the age of 62.5 years.

“Stock” means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Option” means any contractual option to purchase shares of Stock granted pursuant to Section 5.

“Transaction” is defined in Section 3(c).

“Unrestricted Stock Award” means any Award granted pursuant to Section 7.

SECTION 2.	Administration of the Plan

(a)

Administration of Plan. The Plan shall be administered by the Committee or, to the extent determined by the Board, by the Board (the Committee or the Board, as applicable, the “Administrator”), which shall have all administrative and oversight responsibilities in connection with the Plan, including the authority to take all such actions of the Administrator as described herein, and to review and approve actions with respect to the adoption, amendment, and termination of the Plan.

(b)	Powers of Administrator. Subject to the provisions set forth immediately above, the Administrator shall have the power and authority, consistent with the terms of the Plan:

i.

to determine and modify from time to time the terms and conditions, including restrictions and holding period requirements, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

ii.	to accelerate at any time the exercisability or vesting of all or any portion of any Award;

iii.	to impose any limitations on Awards granted under the Plan, including limitations on transfers of Awards (or Stock held as a result of exercise of an Award);

iv.	subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

v.	to define and disseminate provisions regarding purchase by the Company of an Award (or Stock held as a result of exercise of a Stock Option), and to exercise such provisions in a reasonable manner;

vi.

to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of an Award and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

vii.

at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

The Administrator shall also have such power and authority as are necessary and appropriate to carry out its duties as set forth in the Plan. All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan participants.

(c)

Indemnification. None of the Board, the Committee nor the Administrator, nor any member thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board, the Committee and the Administrator shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage, judgment, settlement or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting there from to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

SECTION 3.	Stock Issuable Under the Plan; Mergers; Substitution

(a)

Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,982,865 shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares of Stock available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

(b)

Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger, consolidation, or sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iii) the exercise price and/or exchange price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Administrator shall be final, binding, and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator shall also make an appropriate or proportionate adjustment in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event in order to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the participant, if it would constitute a modification, extension or renewal of the Stock Option within the meaning of Section 424(h) of the Code.

(c)

Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction, (iv) the sale of all or a majority of the outstanding capital stock of the Company to an unrelated person or entity or (v) any other transaction in which the owners of the Company’s outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the relevant entity immediately upon completion of the transaction (in each case, a “Transaction”), as of the effective date of such Transaction, all Stock Options that are not exercisable shall become fully exercisable and all other Awards that are not vested shall become fully vested. Upon the effectiveness of the Transaction, the Plan and all outstanding Stock Options issued hereunder shall terminate upon the effective time of any such Transaction, unless provision is made in connection with such Transaction in the sole discretion of the parties thereto for the assumption or continuation of Stock Options theretofore granted (after taking into account any acceleration hereunder) by the successor entity, or the substitution of such Stock Options with new Stock Options of the successor entity or a parent or subsidiary thereof, with such adjustment as to the number and kind of shares and the per share exercise prices as such parties shall agree (after taking into account any acceleration if any, hereunder). In the event of such termination, each holder shall be permitted, within a specified period of time prior to the consummation of the Transaction as determined by the Administrator, to exercise all outstanding Stock Options held by such holder that are then exercisable or will become exercisable as of the effective time of the Transaction; provided, however, that the exercise of Stock Options not exercisable prior to the Transaction shall be subject to the consummation of the Transaction. (The treatment of Restricted Stock Awards in connection with any such transaction shall be as specified in the relevant Award agreement.) Notwithstanding the foregoing, and for the avoidance of doubt, a “Transaction” shall not refer to any merger, reorganization, or consolidation of the Company in which the surviving or resulting entity is an Affiliate of the Company at the time of such transaction.

(d)

Substitute Awards. The Administrator may grant Awards under the Plan in substitution for Stock and Stock-based awards held by employees, directors or other key persons of another corporation in connection with a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation. The Administrator may direct that the substitute Awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Section 3(a).

SECTION 4.	Eligibility

Participants in the Plan will be such full or part-time officers, employees, directors, consultants, and other key persons (including prospective employees) of the Company and its Affiliates who are responsible for or contribute to the management, growth, or profitability of the Company and its Affiliates as have been selected from time to time by the Administrator, in its sole discretion.

SECTION 5.	Stock Options

Any Stock Option granted under the Plan shall be in such form as the Administrator may have from time to time approved. Stock Options outstanding as of the Assumption Date are Non-Qualified Stock Options.

(a)

Terms of Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(i)

Exercise Price. The exercise price per share for the Stock covered by a Stock Option has been determined by the Administrator at the time of grant and was not be less than 100 percent of the Fair Market Value on the date of grant. If an employee of the Company or an Affiliate owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option was granted to such employee, the exercise price of such Incentive Stock Option was not less than 110 percent of the Fair Market Value on the grant date.

(ii)

Term of Stock Option. The term of each Stock Option granted under the Plan has been fixed by the Administrator, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option was granted to such employee, the term of such Stock Option was no more than five years from the date of grant.

(iii)

Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as has been or shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. A holder shall have the rights of a stockholder only as to shares of Stock acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv)

Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Stock Option Award agreement or as otherwise provided by the Administrator:

(1)	In cash, by certified or bank check or other instrument acceptable to the Administrator;

(2)

If approved by the Administrator, through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any Company plan and that have been beneficially owned by the holder for such period as may be required by the Administrator or have been purchased by the participant on the open market. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(3)

If approved by the Administrator, by the holder delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the holder chooses to pay the purchase price as so provided, the holder and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(4)

If approved by the Administrator, through full or partial “net settlement,” whereby the holder instructs the Administrator to utilize some portion of the gain realized on exercise (i.e., the excess of the Fair Market Value of the share(s) of Stock purchased over the aggregate exercise price) to fund (1) the purchase of the share(s) of Stock (i.e., the exercise price per share multiplied by the number of shares to be purchased), (2) the taxes due on the exercise, if any, or (3) a combination of (1) and (2), resulting in settlement by issuance of that number of shares of Stock representing the net value of the exercise after deduction of the value of (1) and/or (2).

Payment instruments will be received subject to collection.

The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the holder (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares, payment of all withholding taxes due as a result of the exercise of the Stock Option and the fulfillment of any other requirements contained in the Stock Option Award agreement or applicable provisions of laws. In the event a holder chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the shares of Stock transferred to the holder upon the exercise of the Stock Option shall be net of the number of shares attested to.

(b)

Non-transferability of Stock Options. No Stock Option shall be transferable by the holder otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the holder’s lifetime, only by the holder or by the holder’s legal representative or guardian in the event of the holder’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Stock Option that the holder may transfer, without consideration for the transfer, his or her Non-Qualified Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Stock Option.

(c)

Termination. Except as may otherwise be provided in this Section 5(c) or by the Administrator either in the Award agreement, or subject to Section 10 below, in writing after the Award agreement is issued, a participant’s rights in all Stock Options shall automatically terminate upon the participant’s termination of employment with the Company and its Affiliates for any reason. Notwithstanding the foregoing, the period within which to exercise the Stock Option shall be modified as set forth below:

(i)

Termination Due to Death. If the participant’s employment terminates by reason of death, (1) any Stock Option held by the participant, which, but for such participant’s death, would have vested and become exercisable during the vesting period in which such death occurs, had the participant remained in the employ of the Company or its Affiliates for the balance of such vesting period, shall become fully vested and exercisable and (2) any Stock Option exercisable at the time of such termination may thereafter be exercised by the participant’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.

(ii)

Termination Due to Disability. If the participant’s employment terminates by reason of Disability (as defined in Section 22(c)(3) of the Code), (1) any Stock Option held by the participant, which, but for such participant’s Disability, would have vested and become exercisable during the vesting period in which such Disability occurs, had the participant remained in the employ of the Company or its Affiliates for the balance of such vesting period, shall become fully vested and exercisable and (2) any Stock Option exercisable at the time of such termination may thereafter be exercised by the participant for a period of 12 months from the date of termination or until the Expiration Date, if earlier.

(iii)

Termination Due to Retirement. Any Stock Option held by a participant whose employment by the Company is terminated by reason of Retirement shall remain outstanding and subject to all of the terms and conditions of the Award agreement as though such participant’s employment had not ceased by reason of such Retirement.

(iv)

Determination of Reason. The Administrator’s determination of the reason for termination of the participant’s employment shall be conclusive and binding on the participant and his or her representatives or legatees.

SECTION 6.	Restricted Stock Awards

(a)

Nature of Restricted Stock Awards. A Restricted Stock Award is an Award pursuant to which the Company may, in its sole discretion, grant or sell, at such purchase price as determined by the Administrator, in its sole discretion, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”), which purchase price shall be payable in cash or other form of consideration acceptable to the Administrator. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and recipients. As of the Assumption Date, no Restricted Stock Awards were outstanding under the Plan.

(b)

Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a holder shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the holder shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

(c)

Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 10 below, in writing after the Award agreement is issued, if any, if a holder’s employment (or other service relationship) with the Company and its Affiliates terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such holder from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at the lesser of its original purchase price or Fair Market Value (determined at the time of termination) from such holder or such holder’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the holder or rights of the holder as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a holder shall surrender such certificates to the Company upon request without consideration.

(d)

Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of predetermined performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Restricted Stock Award.

(e)

Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7.	Unrestricted Stock Awards

Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at such purchase price determined by the Administrator) an Unrestricted Stock Award to any recipient pursuant to which such recipient may receive shares of Stock free of any vesting restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of cash compensation due to such recipient. As of the Assumption Date, no Unrestricted Stock Awards were outstanding under the Plan.

SECTION 8.	Tax Withholding

(a)

Payment by Participant. Each holder shall, no later than the date as of which the value of an Award or of any Stock or other amounts received there under first becomes includable in the gross income of the holder for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the holder. The Company’s obligation to deliver stock certificates is subject to and conditioned on tax obligations being satisfied by the recipient.

(b)

Payment in Stock. Subject to approval by the Administrator, a recipient may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with a minimum aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

SECTION 9.	Transfer, Leave of Absence

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)	a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or

(b)

an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 10.	Amendments and Termination

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. The Administrator may provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan and satisfy the requirements of Code Section 409A, if applicable, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Stock Options qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Company or an Affiliate’s stockholders, as applicable, entitled to vote at a meeting of stockholders. Payment of amounts intended to qualify as performance-based compensation under Section 162(m) of the Code shall be contingent on applicable stockholder approval. Nothing in this Section 10 shall limit the Board’s authority to take any action permitted pursuant to Section 3(c).

SECTION 11.	Status of Plan

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received, a recipient shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 12.	General Provisions

(a)

No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b)

Trading Policy Restrictions. Stock Option exercises and other transactions associated with Awards under the Plan shall be subject to Company policies associated with insider trading and trading restrictions, as well as terms and conditions established by the Administrator from time to time.

(c)

Delivery of Stock Certificates. Stock issued under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the recipient, at the recipient’s last known address on file with the Company, or have delivered through any other electronic means as determined by the Administrator in its sole discretion, including by making book-entry notations in the Company’s book-entry stock ledgers.

(d)

Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Affiliate.

(e)

Designation of Beneficiary. Each recipient to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the recipient’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased recipient, or if the designated beneficiaries have predeceased the recipient, the beneficiary shall be the recipient’s estate.

(f)

Code Section 409A. The Company intends to administer the Plan in order to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards that constitute nonqualified deferred compensation within the meaning of Code Section 409A. The provisions of Code Section 409A are incorporated by reference herein and in each Award to the extent necessary for any Award that is subject to Code Section 409A to comply therewith. To the extent that the Company determines that an award recipient would be subject to the additional tax imposed pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be interpreted, or deemed amended, to the minimum extent necessary to avoid application of such additional tax. The nature of such amendment shall be determined by the Committee.

SECTION 13.	Effective Date of Plan

This Plan became effective upon approval by the stockholders in accordance with applicable law. Subject to such approval by the stockholders and to the requirement that no Stock could be issued hereunder prior to such approval, Stock Options and other Awards were permitted to be granted hereunder on and after adoption of this Plan by the Board.

SECTION 14.	Governing Law

This Plan and all Awards and actions taken there under shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.